EXHIBIT 99.3

For more information, please contact:
Bill Davis, Vice President
314-529-3555
bill.davis@perficient.com

Perficient Announces Leadership Succession Plan
~ Jeff Davis to Transition To Executive Chairman on October 1, 2023 ~
~ President and COO Tom Hogan Appointed Chief Executive Officer and Joins Board, Each Effective October 1, 2023 ~

SAINT LOUIS (July 27, 2023) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading global digital consultancy transforming the world’s largest enterprises and biggest brands, today announced that Chief Executive Officer (“CEO”) Jeff Davis plans to transition to Executive Chairman on October 1, 2023. Following a thoughtful succession planning process, President and COO Tom Hogan has been appointed as Perficient’s CEO and appointed to the Board, each effective as of October 1, 2023.

“Serving Perficient since 2001 has been a remarkable honor and privilege. During that time, we’ve grown from startup to global leader, created thousands of jobs, rewarded our stockholders and built a client roster comprised of the world’s leading enterprises and biggest brands,” said Davis. “Tom Hogan has delivered strong results and has been preparing for this role for several years. I’m excited he’ll lead Perficient into the future. Beyond Tom, most of our executive leaders have been in place for more than a decade, and I’m as confident as I’ve ever been in that team and Perficient’s market position and potential.”

David Lundeen, lead independent director of the Perficient board of directors, said, “On behalf of the Board, I want to thank Jeff for his extraordinary leadership and many years of service to Perficient. Jeff has led Perficient through strong, stable, and challenging market environments with a steady hand. His consistent focus, grit and determination has produced tremendous growth for everyone associated with Perficient. Like Jeff, we’re incredibly optimistic about where Perficient is headed in the years ahead. Tom is the ideal leader to power Perficient into a future of continued global growth and expansion, and the Board has absolute and complete confidence in him and the entire executive leadership team.”

“Since joining in 2008, I’ve believed in Perficient’s numerous opportunities to deliver impactful outcomes for our clients, amazing careers for our colleagues, and important differences for our communities and the world,” said CEO-elect Tom Hogan. “I’m grateful to Jeff for his many years of leadership and mentorship and to the Board for their ongoing support and guidance. I’m humbled to step into the role of CEO and lead our unique, aspirational and ambitious organization to and through many more years of global growth.”

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2023. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our most recently filed annual report on Form 10-K and other securities filings.